As filed with the Securities and Exchange Commission on April 21, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL CROSSING LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0407042
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(441) 296-8600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John B. McShane

General Counsel

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(441) 296-8600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Peter M. Labonski

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, NY 10022

(212) 906-1200

From time to time after the effective date of this Registration Statement

(Approximate Date of Commencement of Proposed Sale to the Public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Debt Securities	(4)	(4)	(4)	(4)
Common Stock, par value $.01 per share	(4)	(4)	(4)	(4)
Warrants	(4)	(4)	(4)	(4)
Guarantees of the Debt Securities(5)	(4)	(4)	(4)	(4)
Total	$500,000,000	100%	$500,000,000	$53,500

(1)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currency(ies) at the dates of issuance.

(2)	The proposed maximum offering price per unit will be determined from time to time by Global Crossing Limited in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(5)	Guarantees of the debt securities may be issued by subsidiaries of Global Crossing Limited that are listed on the following page under the caption “Table of Additional Registrants.”

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Global Crossing Holdings Limited*	Bermuda	98-0407045
Global Crossing (Bidco) Limited**	UK	***

*	The address of the principal executive offices of Global Crossing Holdings Limited is Wessex House, 1st floor, 45 Reid Street, Hamilton HM KX, Bermuda, telephone (441) 296-8600.

**	The address of the principal executive offices of Global Crossing (Bidco) Limited is 1 London Bridge, London SE1 9BG, United Kingdom, telephone +44 (0) 845 000 1000.

***	Global Crossing (Bidco) Limited currently does not have an I.R.S. employer identification number.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 21, 2006.

PROSPECTUS

Global Crossing Limited

$500,000,000

Debt Securities

Common Stock

Warrants

Global Crossing Limited may offer, from time to time, up to $500,000,000 in aggregate initial offering price of debt securities, common stock or warrants. The debt securities may be guaranteed by our subsidiaries. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of Global Crossing Limited common stock. We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Our common stock is listed on the Nasdaq National Market under the symbol “GLBC.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April     , 2006

The Bermuda Monetary Authority has classified us as non-resident in Bermuda for exchange control purposes. Accordingly, we may convert currency, other than Bermuda currency, held for our account to any other currency without restriction. Persons, firms or companies regarded as residents of Bermuda for exchange control purposes require specific consent under the Exchange Control Act, 1972 of Bermuda, and regulations promulgated under the Act, to purchase any shares in our capital stock or any other securities that we may issue. As our common shares are listed we have permission of the Bermuda Monetary Authority for (1) the issuance and transfer of the securities that we may issue to and between persons, firms or companies regarded as non-resident in Bermuda for exchange control purposes and (2) the transfer of the securities that any selling shareholders may sell under this prospectus and each prospectus supplement between persons, firms or companies regarded as non-resident in Bermuda for exchange control purposes.

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ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” or similar references are to Global Crossing Limited and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, (1) Global Crossing Limited may, from time to time, sell any combination of debt securities (which may be guaranteed by its subsidiaries), common stock or warrants, as described in this prospectus, in one or more offerings and (2) selling shareholders to be named in a prospectus supplement may, from time to time, sell common stock initially acquired (a) on December 9, 2003 (the date Global Crossing Limited emerged from reorganization proceedings) pursuant to a private placement under an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, (b) upon conversion of our preferred stock initially acquired in a private placement transaction under an exemption from the registration requirements of the Securities Act (c) upon conversion of the 4.7% Senior Secured Mandatory Convertible Notes due 2008 of Global Crossing Limited issued on December 23, 2004 in a private placement transaction under an exemption from the registration requirements of the Securities Act and (d) pursuant to the STT Communications Ltd. Share Option Plan 2004, effective January 12, 2004, in each case in one or more offerings. This prospectus provides you with a general description of the securities that Global Crossing Limited and its subsidiaries may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents by Reference.”

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Global Crossing Limited files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information, including the registration statement of which this prospectus is a part, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Global Crossing Limited’s SEC filings are also available to you on the SEC’s website at http://www.sec.gov and through the Nasdaq National Market (“Nasdaq”), on which Global Crossing Limited’s common stock is listed. For further information on obtaining copies of Global Crossing Limited’s public filings at the Nasdaq National Market, please visit Nasdaq’s website at http://www.nasdaq.com.

This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005.

•	Our Current Report on Form 8-K filed on March 13, 2006.

•	The description of our common stock contained on Form 8-A filed on November 2, 2000, incorporating by reference the description of our common stock contained in our Registration Statement on Form S-3/A filed on April 3, 2000, as updated by the description of our common stock contained in Part II, Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 16, 2005.

•	Our Preliminary Proxy Statement filed on Schedule 14A on April 18, 2006.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(441) 296-8600

Attention: General Counsel

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements set forth anticipated results based on management’s plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future events or future operating or financial performance or strategies. Such forward-looking statements include, but are not limited to, statements regarding:

•	our services, including the development and deployment of data products and services based on IP and other technologies and strategies to expand our targeted customer base and broaden our sales channels;

•	the operation of our network, including with respect to the development of IP-based services;

•	our liquidity and financial resources, including anticipated capital expenditures, funding of capital expenditures, anticipated levels of indebtedness, and the ability to raise capital through financing activities;

•	trends related to and management’s expectations regarding results of operations, revenues from existing and new lines of business and sales channels, and cash flows, including but not limited to those statements set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2005, incorporated by reference herein; and

•	sales efforts, expenses, interest rates, foreign exchange rates, and the outcome of contingencies, such as legal proceedings.

Our forward-looking statements are subject to a variety of factors that could cause actual results or events to differ significantly from current beliefs and expectations. In addition to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2005, incorporated by reference herein, the operation and results of our business are subject to general risks and uncertainties such as those relating to general economic conditions and demand for telecommunications services. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLOBAL CROSSING LIMITED

Overview

We provide telecommunications services in most major business centers in the world. We serve many of the world’s largest corporations and many other telecommunications carriers, providing a full range of managed data and voice products and services.

The services we provide include data services, voice services and collaboration services. These services are built around a streamlined global service delivery model intended to provide outstanding customer service, including prompt and accurate provisioning and billing. Our uCommand® Web-based network management tool allows customers to securely monitor their voice and data services, create utilization reports, reroute traffic, order new services, create and track trouble tickets and perform online bill payment.

Global Crossing Limited was formed as an exempt company with limited liability under the laws of Bermuda in 2003. Global Crossing Limited is the successor to Global Crossing Ltd., a company formed under the laws of Bermuda in 1997 which, together with a number of its subsidiaries, emerged from reorganization proceedings on December 9, 2003.

Business Strategy

Our business strategy is focused on serving multinational enterprise, government and carrier customers with Internet Protocol (“IP”) and high performance networking solutions. These services are brought to market through direct and indirect distribution channels. We believe that the performance, quality, geographic reach, security and ubiquity of our services are key competitive differentiators. These services are delivered over our extensive global network and advanced IP service platforms which connect 300 of the world’s major commercial centers.

Starting in late 2004 and continuing through 2005, we executed a set of strategic initiatives intended to increase our focus on our target markets and on higher margin global IP and high performance network services. These included the divestment of two businesses (Trader Voice and Small Business Group) that did not address our target markets. We also focused on the development of our direct and indirect distribution channels. Finally, we modified our objectives and operating parameters with respect to our wholesale legacy voice business, which is now being managed with an intense focus on margin and cash flow rather than top line revenue. The execution of these changes, which allows us to manage and report performance based on our two key operating segments, has led to improvements in our financial and operational performance and has simplified resource and investment allocation decisions.

The multinational enterprise customer sector represents a significant market for the provision of global IP services and high performance networking solutions. Target customer sectors in this market include financial services, high-tech, health care, transportation and distribution, and research and education. The government sector also represents a significant global market, as do the cable service and wireless service provider sectors. We have aligned our direct sales channels around these target sectors and are developing alliances with major systems integrators to effectively address the requirements of customers who prefer turnkey or outsourced solutions provided by these industry participants. In addition, to increase our penetration of the worldwide enterprise market, we have enabled our advanced IP solutions to inter-operate with those of incumbent and other telecommunications service providers. This interfacing allows these providers to augment their own capabilities and address a wider range of their enterprise customers’ geographic and product-related requirements, while allowing us to benefit from their considerable distribution capabilities.

Consistent with this strategy, we are investing our capital primarily on success-based, revenue-generating opportunities in IP, collaboration and managed services, such as enhancing our Voice over Internet Protocol service platform and customer support systems.

Industry Trends

The telecommunications industry is intensely competitive and has undergone significant change in recent years. Beginning in the late 1990s, a number of new competitors entered the market and commenced network construction activities, resulting in a significant expansion of worldwide network capacity. In 2001, it became clear that, at least in the short-term, actual demand was failing to keep pace with available supply, resulting in intense price pressure and, in many cases, an unsustainably low ratio of revenues to fixed costs. Market valuations of debt and equity securities of telecommunications companies, particularly new providers, decreased precipitously as the financial condition of many carriers deteriorated. In the last four years, a number of these competitors have attempted to reorganize, or have completed reorganizations, under bankruptcy and insolvency laws. Several competitors have emerged from bankruptcy with significant improvements to their financial condition or as newly formed entities that have acquired the assets of others at substantial discounts relative to their original cost.

The competitive landscape in the telecommunications industry continues to change rapidly, and we believe we are well positioned to take advantage of these changes. The large-scale mergers taking place in the North American market and the business combinations in Europe and Latin America have caused many of our competitors to experience varying degrees of disruption while integration issues are addressed. Moreover, as the number of available service providers diminishes with industry consolidation, we expect to experience greater demand from customers seeking network diversity and redundancy. Our existing customer base, capabilities and extensive network of suppliers globally position us as a viable global alternative provider.

You can get more information regarding our business and industry by reading our Annual Report on Form 10-K for the year ended December 31, 2005, and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of assets or businesses that are complementary to our existing business. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated are as follows:

	Successor			Predecessor
	Year Ended		December 10 to December 31, 2003	January 1 to December 9, 2003	Year Ended
	December 31, 2005	December 31, 2004			December 31, 2002	December 31, 2001
Ratio of earnings to fixed charges(1) . . . . . . . . . . . . .	(2)	(3)	(4)	(5)	(6)	(7)

(1)	These computations include us and our consolidated subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, “earnings” is calculated by adding (i) income from continuing operations before income taxes and (ii) fixed charges for continuing operations (exclusive of preferred stock dividends). For purposes of calculating this ratio, fixed charges includes interest expense, capitalized interest, preferred dividends and one-third of rent expense, which is deemed to be representative of that portion of rental expense estimated to be attributable to interest. Income from continuing operations before income taxes for the period January 1 to December 9, 2003 excludes gain on settlement of liabilities subject to compromise and gain from fresh start adjustments of $23,076 million and $1,109 million, respectively.

(2)	Earnings were insufficient to cover fixed charges by $300 million for the year ended December 31, 2005.

(3)	Earnings were insufficient to cover fixed charges by $255 million for the year ended December 31, 2004.

(4)	Earnings were insufficient to cover fixed charges by $18 million for the period December 10 to December 31, 2003.

(5)	Earnings were insufficient to cover fixed charges by $293 million for the period January 1 to December 9, 2003.

(6)	Earnings were insufficient to cover fixed charges by $422 million for the year ended December 31, 2002.

(7)	Earnings were insufficient to cover fixed charges by $21,648 million for the year ended December 31, 2001.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture to be entered into between us and a trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In addition, the debt securities and the guarantees offered hereby will be effectively subordinated to any outstanding secured debt of us or any of our subsidiaries that guarantee the debt securities, respectively.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	whether securities issued by us will be entitled to the benefits of the guarantees or any other form of guarantee;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 or $5,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law (other than General Obligations Laws sections 5-1401 and 5-1402).

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•	the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the number, designation and terms of the underlying warrant securities issuable upon exercise of such warrants;

•	if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	if applicable, any anti-dilutive rights of such warrants;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. In addition, some of our shareholders may sell shares of our common stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling shareholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We or any selling shareholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or any selling shareholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we or any selling shareholders, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in the applicable prospectus supplement any compensation we or any selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that we or any selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or any selling shareholder may do so pursuant to the terms of a distribution agreement between us (including any selling shareholders) and the underwriters or agents. If we or any selling shareholders engage in at-the-market sales pursuant to a distribution agreement, we or any selling shareholders will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or any selling shareholders may sell shares on a daily basis in exchange transactions or otherwise as we or any selling shareholder may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or any selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We or any selling shareholders may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We or any selling shareholders may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we or any selling shareholder defaults in the performance of our or its obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

Our common stock is listed on the Nasdaq National Market under the symbol “GLBC.”

LEGAL MATTERS

Latham & Watkins LLP, New York, New York will issue an opinion about certain legal matters with respect to the enforceability of the debt securities and the guarantees thereof, if any, for us. Certain matters relating to Bermuda law regarding the validity of common stock and the enforceability of the debt securities and common stock warrants will be passed on by Appleby Spurling Hunter. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 (including the schedule appearing therein), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows of Global Crossing Limited and subsidiaries, for the period from December 10, 2003 to December 31, 2003 (Successor Company operations) and for the period from January 1, 2003 to December 9, 2003 (Predecessor Company operations), and the related financial statement schedule incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect therto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

GLOBAL CROSSING LIMITED

Debt Securities, Common Stock and

Warrants

PROSPECTUS

April     , 2006

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount to be Paid
SEC registration fee	$53,500
Trustee’s fees and expenses	$100,000
Printing and engraving fees and expenses	$200,000
Accounting fees and expenses	$100,000
Legal fees and expenses	$600,000
Stock exchange listing fees, NASD filing fees and blue sky fees and expenses	$70,000
Rating agency fees	$100,000
Miscellaneous	$16,500

Total	$1,240,000

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statute, the articles of association and the bye-laws referred to below.

The bye-laws of Global Crossing Limited (the “Company”) provide that each of its officers, directors and certain other persons shall be indemnified and held harmless out of the funds of the Company to the fullest extent provided by Bermuda law against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by such party which arise from or in connection with actions or inactions of the indemnified person while acting in such capacity; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Bermuda Companies Act of 1981 (the “Companies Act”) as in effect from time to time in Bermuda. The bye-laws also provide that such persons shall be indemnified for costs of defense of civil and criminal proceedings and for advancement of expenses in connection with indemnified activities and proceedings. The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the Company’s bye-laws or in a contract or arrangement between the Company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

The Company has entered into indemnity agreements with each of its directors and members of each committee constituted by the Company’s board of directors. The indemnity agreements provide that, subject to any limitations of the Companies Act, the Company will indemnify such persons for the matters provided for in the bye-laws of the Company as described above. To the extent that such person is entitled to claim an indemnity pursuant to the indemnity agreement in respect of amounts paid or discharged by such person, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payments or effecting such discharge. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to the indemnity agreement shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

The Company also maintains directors’ and officers’ liability insurance policies covering indemnified losses of each indemnified person. The policies provide up to $50 million in director, officer and entity-level coverage and up to an additional $15 million in coverage for directors and officers only.

Item 16.	Exhibits

The following documents are exhibits to this registration statement.

Exhibit Number	Description

1.1*	Form of underwriting agreement with respect to debt securities, common stock and warrants.

2.1	Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., Joint Provisional Liquidators of Global Crossing Ltd. and Global Crossing Holdings Ltd. (the “JPLs”), Singapore Technologies Telemedia Pte Ltd, and Hutchison Telecommunications Ltd., dated as of August 9, 2002 (incorporated by reference to Exhibit 2.12 of Global Crossing Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on December 8, 2003 (the “2002 10-K”)).

2.2	Amendment No. 1 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs, Singapore Technologies Telemedia Pte Ltd, and Hutchison Telecommunications Ltd. dated as of December 20, 2002 (incorporated by reference to Exhibit 2.13 of the 2002 10-K).

2.3	Amendment No. 2 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of May 13, 2003 (incorporated by reference to Exhibit 2.14 of the 2002 10-K).

2.4	Amendment No. 3 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings, Ltd. and Singapore Technologies Telemedia Pte Ltd dated as of October 13, 2003 (incorporated by reference to Exhibit 2.15 of the 2002 10-K).

2.5	Amendment No. 4 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of November 14, 2003 (incorporated by reference to Exhibit 2.16 of the 2002 10-K).

2.6	Amendment No. 5 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of December 3, 2003 (incorporated by reference to Exhibit 2.17 of the 2002 10-K).

2.7	Disclosure Statement, including Proposed Plan of Reorganization of Global Crossing Ltd., dated as of October 21, 2002 (incorporated by reference to Global Crossing Ltd.’s Current Report on Form 8-K, filed on October 28, 2002).

2.8	Confirmation Order, dated as of December 26, 2002, confirming Global Crossing Ltd.’s Joint Plan of Reorganization (incorporated by reference to Exhibit 99.2 to Global Crossing Ltd.’s Current Report on Form 8-K filed on January 10, 2003).

2.9	Asset Purchase Agreement by and between Global Crossing Telecommunications, Inc. and Matrix Telecom, Inc. dated as of March 19, 2005 (incorporated by reference to Exhibit 2.9 to Global Crossing Limited’s Quarterly Report on Form 10-Q filed on May 10, 2005). (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this regulation, the registrant hereby agrees to furnish a copy of any such instrument to the SEC upon request.)

2.10	Asset Purchase Agreement between Global Crossing Holdings Limited and WestCom Corporation dated as of March 25, 2005 (incorporated by reference to Exhibit 2.10 to Global Crossing Limited’s Quarterly Report on Form 10-Q filed on May 10, 2005). (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this regulation, the registrant hereby agrees to furnish a copy of any such instrument to the SEC upon request. The registrant has applied for confidential treatment with respect to portions of this Exhibit. An unredacted version of this Exhibit has been filed separately with the SEC.)

Exhibit Number	Description

4.1	Amended and Restated Constitutional Documents of Global Crossing Limited (formerly GC Acquisition Ltd.) (incorporated by reference to Exhibit 3.6 of the 2002 10-K).

4.2	Amended and Restated Bye-Laws of Global Crossing Limited (formerly GC Acquisition Ltd.) dated as of December 9, 2003 (incorporated by reference to Exhibit 3.2 to Global Crossing Limited’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 26, 2004 (the “2003 10-K”)).

4.3**	Form of Indenture, to be entered into among Global Crossing Limited, the Guarantors, if any, and a trustee acceptable to Global Crossing Limited.

4.4*	Form of debt securities (included in Exhibit 4.3).

4.5*	Form of common stock warrant agreement.

4.6	Form of stock certificate for common stock of Global Crossing Limited (formerly GC Acquisition Ltd.) (incorporated by reference to Exhibit 4.1 of the 2002 10-K).

4.7	Certificate of Designations of 2.0% Cumulative Senior Preferred Shares of Global Crossing Limited (formerly GC Acquisition Ltd.) dated as of December 9, 2003 (incorporated by reference to Exhibit 4.2 to the 2003 10-K).

4.8	Restructuring Agreement dated as of October 8, 2004, among Global Crossing Limited, Global Crossing Holdings Limited, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited, STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd. (incorporated by reference to Exhibit 4.6 of Global Crossing Limited’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed on November 15, 2004).

4.9	Amendment No. 1 to Restructuring Agreement dated as of December 10, 2004, among Global Crossing Limited, Global Crossing Holdings Limited, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited, STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd. (incorporated by reference to Exhibit 10 of Global Crossing Limited’s Current Report on Form 8-K filed on December 13, 2004).

4.10	Indenture dated as of December 23, 2004, by and among Global Crossing Limited (“GCL”), those subsidiaries of GCL parties thereto, including those subsidiaries guaranteeing the notes, and Wells Fargo Bank, National Association, as trustee and agent for the holders of the notes, relating to the $250 million aggregate original principal amount of 4.7% Senior Secured Mandatory Convertible Notes due 2008 (incorporated by reference to Exhibit 4.1 of Global Crossing Limited’s current report on Form 8-K filed on December 30, 2004 (the “December 30, 2004 8-K”)).

4.11	Indenture dated as of December 23, 2004, by and among Global Crossing (UK) Finance Plc (“GCUK Finance”), Global Crossing (UK) Telecommunications Ltd. (“GCUK”), the other subsidiaries of GCUK guaranteeing the notes, STT Communications Ltd., as optionholder, AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent, and The Bank of New York, as trustee, relating to the approximately $404 million aggregate original principal amount of senior secured notes due 2014 (incorporated by reference to Exhibit 4.2 of the December 30, 2004 8-K).

4.12	Debenture dated as of December 23, 2004, between GCUK and GCUK Finance, as chargors, in favor of The Bank of New York, as collateral agent (incorporated by reference to Exhibit 4.3 of the December 30, 2004 8-K).

4.13	Security Arrangement Agreement dated as of December 23, 2004, by and among STT Communications Ltd., STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, The Bank of New York, as trustee and collateral agent, GCUK, certain of its subsidiaries as obligors and the Hedging Counterparties named therein (incorporated by reference to Exhibit 4.4 of the December 30, 2004 8-K).

Except as hereinabove provided, there is no instrument with respect to long-term debt of the registrant and its consolidated subsidiaries under which the total authorized amount exceeds 10 percent of the total consolidated assets of the registrant. The registrant agrees to furnish to the SEC upon its request a copy of any instrument relating to long-term debt.

Exhibit Number	Description

5.1**	Opinion of Appleby Spurling Hunter.

5.2**	Opinion of Latham & Watkins LLP.

12.1**	Calculation of the ratio of earnings to fixed charges for each of the periods presented.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Grant Thornton LLP.

23.3**	Consent of Appleby Spurling Hunter (included in Exhibit 5.1).

23.4**	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

24.1**	Powers of Attorney (included on signature pages to the registration statement).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to Global Crossing Limited, as trustee under the Indenture.

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Filed herewith.

Item 17.	Undertakings

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Global Crossing Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Florham Park, state of New Jersey, on April 21, 2006.

GLOBAL CROSSING LIMITED

By:	/s/ JOHN J. LEGERE
John J. Legere
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean F.H.P. Mandeville, John B. McShane and Mitchell C. Sussis, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on April 21, 2006.

Signature	Title

/s/ JOHN J. LEGERE	Chief Executive Officer (principal executive officer)
John J. Legere

/s/ JEAN F.H.P. MANDEVILLE	Executive Vice President and Chief Financial Officer (principal financial officer)
Jean F.H.P. Mandeville

/s/ ROBERT A. KLUG	Chief Accounting Officer (principal accounting officer)
Robert A. Klug

/s/ E.C. “PETE” ALDRIDGE, JR.	Director
E.C. “Pete” Aldridge, Jr.

Signature	Title

/s/ ARCHIE CLEMINS	Director
Archie Clemins

/s/ DONALD L. CROMER	Director
Donald L. Cromer

/s/ RICHARD R. ERKENEFF	Director
Richard R. Erkeneff

/s/ LEE THENG KIAT	Director
Lee Theng Kiat

/s/ CHARLES MACALUSO	Director
Charles Macaluso

/s/ MICHAEL RESCOE	Director
Michael Rescoe

/s/ ROBERT J. SACHS	Director
Robert J. Sachs

/s/ PETER SEAH LIM HUAT	Vice Chairman and Director
Peter Seah Lim Huat

/s/ LODEWIJK CHRISTIAAN VAN WACHEM	Chairman and Director
Lodewijk Christiaan van Wachem

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Global Crossing Holdings Limited, a corporation organized in Bermuda, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Florham Park, state of New Jersey, on April 21, 2006.

GLOBAL CROSSING HOLDINGS LIMITED

By:	/S/ HENRY M. GODFREY
Henry M. Godfrey
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean F.H.P Mandeville, John B. McShane and Mitchell C. Sussis, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on April 21, 2006.

Signature	Title

/S/ HENRY M. GODFREY	President and Director (principal executive officer and principal financial officer)
Henry M. Godfrey

/S/ LORRAINE DEAN	Vice President, Secretary and Director (principal accounting officer)
Lorraine Dean

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Global Crossing (Bidco) Limited, a corporation organized in England and Wales, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Florham Park, state of New Jersey, on April 21, 2006.

GLOBAL CROSSING (BIDCO) LIMITED

By:	/S/ PHILIP CASSON METCALF
Philip Casson Metcalf
Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean F.H.P. Mandeville, John B. McShane and Mitchell C. Sussis, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on April 21, 2006.

Signature	Title

/S/ JOSE ANTONIO RIOS	Director
Jose Antonio Rios

/S/ PHILIP CASSON METCALF	Director
Philip Casson Metcalf

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of underwriting agreement with respect to debt securities, common stock and warrants.

2.1	Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., Joint Provisional Liquidators of Global Crossing Ltd. and Global Crossing Holdings Ltd. (the “JPLs”), Singapore Technologies Telemedia Pte Ltd, and Hutchison Telecommunications Ltd., dated as of August 9, 2002 (incorporated by reference to Exhibit 2.12 of Global Crossing Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on December 8, 2003 (the “2002 10-K”)).

2.2	Amendment No. 1 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs, Singapore Technologies Telemedia Pte Ltd, and Hutchison Telecommunications Ltd. dated as of December 20, 2002 (incorporated by reference to Exhibit 2.13 of the 2002 10-K).

2.3	Amendment No. 2 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of May 13, 2003 (incorporated by reference to Exhibit 2.14 of the 2002 10-K).

2.4	Amendment No. 3 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings, Ltd. and Singapore Technologies Telemedia Pte Ltd dated as of October 13, 2003 (incorporated by reference to Exhibit 2.15 of the 2002 10-K).

2.5	Amendment No. 4 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of November 14, 2003 (incorporated by reference to Exhibit 2.16 of the 2002 10-K).

2.6	Amendment No. 5 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd dated as of December 3, 2003 (incorporated by reference to Exhibit 2.17 of the 2002 10-K).

2.7	Disclosure Statement, including Proposed Plan of Reorganization of Global Crossing Ltd., dated as of October 21, 2002 (incorporated by reference to Global Crossing Ltd.’s Current Report on Form 8-K, filed on October 28, 2002).

2.8	Confirmation Order, dated as of December 26, 2002, confirming Global Crossing Ltd.’s Joint Plan of Reorganization (incorporated by reference to Exhibit 99.2 to Global Crossing Ltd.’s Current Report on Form 8-K filed on January 10, 2003).

2.9	Asset Purchase Agreement by and between Global Crossing Telecommunications, Inc. and Matrix Telecom, Inc. dated as of March 19, 2005 (incorporated by reference to Exhibit 2.9 to Global Crossing Limited’s Quarterly Report on Form 10-Q filed on May 10, 2005). (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this regulation, the registrant hereby agrees to furnish a copy of any such instrument to the SEC upon request.)

2.10	Asset Purchase Agreement between Global Crossing Holdings Limited and WestCom Corporation dated as of March 25, 2005 (incorporated by reference to Exhibit 2.10 to Global Crossing Limited’s Quarterly Report on Form 10-Q filed on May 10, 2005). (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this regulation, the registrant hereby agrees to furnish a copy of any such instrument to the SEC upon request. The registrant has applied for confidential treatment with respect to portions of this Exhibit. An unredacted version of this Exhibit has been filed separately with the SEC.)

4.1	Amended and Restated Constitutional Documents of Global Crossing Limited (formerly GC Acquisition Ltd.) (incorporated by reference to Exhibit 3.6 of the 2002 10-K).

4.2	Amended and Restated Bye-Laws of Global Crossing Limited (formerly GC Acquisition Ltd.) dated as of December 9, 2003 (incorporated by reference to Exhibit 3.2 to Global Crossing Limited’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 26, 2004 (the “2003 10-K”)).

4.3**	Form of Indenture, to be entered into between Global Crossing Limited, the Guarantors, if any, and a trustee acceptable to Global Crossing Limited.

Exhibit Number	Description

4.4*	Form of debt securities (included in Exhibit 4.1).

4.5*	Form of common stock warrant agreement.

4.6	Form of stock certificate for common stock of Global Crossing Limited (formerly GC Acquisition Ltd.) (incorporated by reference to Exhibit 4.1 of the 2002 10-K).

4.7	Certificate of Designations of 2.0% Cumulative Senior Preferred Shares of Global Crossing Limited (formerly GC Acquisition Ltd.) dated as of December 9, 2003 (incorporated by reference to Exhibit 4.2 to the 2003 10-K).

4.8	Restructuring Agreement dated as of October 8, 2004, among Global Crossing Limited, Global Crossing Holdings Limited, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited, STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd. (incorporated by reference to Exhibit 4.6 of Global Crossing Limited’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed on November 15, 2004).

4.9	Amendment No. 1 to Restructuring Agreement dated as of December 10, 2004, among Global Crossing Limited, Global Crossing Holdings Limited, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited, STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd. (incorporated by reference to Exhibit 10 of Global Crossing Limited’s Current Report on Form 8-K filed on December 13, 2004).

4.10	Indenture dated as of December 23, 2004, by and among Global Crossing Limited (“GCL”), those subsidiaries of GCL parties thereto, including those subsidiaries guaranteeing the notes, and Wells Fargo Bank, National Association, as trustee and agent for the holders of the notes, relating to the $250 million aggregate original principal amount of 4.7% Senior Secured Mandatory Convertible Notes due 2008 (incorporated by reference to Exhibit 4.1 of Global Crossing Limited’s current report on Form 8-K filed on December 30, 2004 (the “December 30, 2004 8-K”)).

4.11	Indenture dated as of December 23, 2004, by and among Global Crossing (UK) Finance Plc (“GCUK Finance”), Global Crossing (UK) Telecommunications Ltd. (“GCUK”), the other subsidiaries of GCUK guaranteeing the notes, STT Communications Ltd., as optionholder, AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent, and The Bank of New York, as trustee, relating to the approximately $404 million aggregate original principal amount of senior secured notes due 2014 (incorporated by reference to Exhibit 4.2 of the December 30, 2004 8-K).

4.12	Debenture dated as of December 23, 2004, between GCUK and GCUK Finance, as chargors, in favor of The Bank of New York, as collateral agent (incorporated by reference to Exhibit 4.3 of the December 30, 2004 8-K).

4.13	Security Arrangement Agreement dated as of December 23, 2004, by and among STT Communications Ltd., STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, The Bank of New York, as trustee and collateral agent, GCUK, certain of its subsidiaries as obligors and the Hedging Counterparties named therein (incorporated by reference to Exhibit 4.4 of the December 30, 2004 8-K).

Except as hereinabove provided, there is no instrument with respect to long-term debt of the registrant and its consolidated subsidiaries under which the total authorized amount exceeds 10 percent of the total consolidated assets of the registrant. The registrant agrees to furnish to the SEC upon its request a copy of any instrument relating to long-term debt.

5.1**	Opinion of Appleby Spurling Hunter.

5.2**	Opinion of Latham & Watkins LLP.

12.1**	Calculation of the ratio of earnings to fixed charges for each of the periods presented.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Grant Thornton LLP.

23.3**	Consent of Appleby Spurling Hunter (included in Exhibit 5.1).

23.4**	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

Exhibit Number	Description

24.1**	Powers of Attorney (included on signature pages to the registration statement).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to Global Crossing Limited, as trustee under the Indenture.

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Filed herewith.